UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as
☐	Definitive Proxy Statement		permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240 14a-12

MeadWestvaco Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MEADWESTVACO CORPORATION

501 South 5th Street

Richmond, VA 23219

(804) 444-1000

On page 1 of MeadWestvaco Corporation’s Proxy Statement under the heading “What constitutes a quorum?,” the number of shares of MeadWestvaco common stock reported as outstanding on the record date, and consequently the number of votes required to establish a quorum, was incorrect due to a clerical error. As of March 1, 2011, 169,174,822 shares of MeadWestvaco common stock, representing the same number of votes, were outstanding (rather than 169,643,909 shares as reported). Therefore, the presence, in person or by proxy, at MeadWestvaco’s 2011 Annual Meeting of Stockholders of the holders of record of MeadWestvaco common stock representing at least 84,587,412 votes will be required to establish a quorum. These corrections do not affect any other portion of the Proxy Statement, including the percentages reported under the headings “Ownership of Directors and Executive Officers” and “Ownership of Certain Beneficial Owners,” which appear on pages 4 and 5 of the Proxy Statement, respectively.